Stan J.H. Lee, CPA

2160 North Central Rd Suite 209 Fort Lee NJ 07024

P.O. Box 436402 San Diego CA 92143-6402

619-623-7799 Fax 619-564-3408 stan2u@gmail.com

October 12, 2014

U.S. Securities and Exchange Commission

450 Fifth Street N. W.

Washington, DC 20549

Re: Paracap Corporation

Exhibit 16.1 Letter

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated September 5, 2014 of Paracap Corporation (the Company) to be filed with the Securities and Exchange Commission and we agree with such statements therein as relate to our firm. We have no basis to, and therefore, agree or disagree with the other statements made by the Company in the Form 8-K.

Yours very truly,

/s/ Stan J.H.Lee

Stan J.H. Lee, CPA